EXHIBIT 10 (ii)


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MEMORANDUM OF AGREEMENT  MADE AND ENTERED INTO THIS ELEVENTH DAY OF DECEMBER ONE
THOUSAND NINE HUNDRED AND NINETY-EIGHT.

B E T W E E N:    IM(2) MERCHANDISING AND MANUFACTURING INC., a body politic and corporate,  duly  incorporated  and  having  its  office at 60
                  Morgan Road, Baie d'Urfe, Quebec H9X 3A4, herein acting through and represented by DAVID SINCLAIR, its PRESIDENT, hereunto duly authorized as he so declares,

                  Hereinafter called the "COMPANY"

                                                               OF THE FIRST PART

A N D: THE TIREX CORPORATION CANADA INC., a body politic and corporate, duly incorporated and having its office at 740 St. Maurice St., Montreal, Quebec H3C 1L5. herein acting through and represented by TERENCE C. BYRNE, its PRESIDENT, hereunto duly authorized as he so declares,

                  Hereinafter called the "MANUFACTURER"

                                                              OF THE SECOND PART

WHEREAS the Company is a corporation whose principals have a certain expertise in the manufacture of "crumb" rubber welcome mats and related products (the "Goods");

WHEREAS the Manufacturer is presently a tire processing company and is desirous of establishing a manufacturing facility with respect to the Goods;

WHEREAS the Company has the sales and marketing expertise to sell the Goods in North America and elsewhere; and

WHEREAS the Company has entered into a contract for the sale of the Goods to The Akro Corporation of Canton, Ohio, U.S.A., ("Akro");

WHEREAS the Company has acquired from Akro the exclusive license to use the molds and tooling described in Exhibit B to the Akro contract (the "Proprietary Designs");


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WHEREAS the parties are  desirous  of  entering  into an  agreement  whereby the
Manufacturer shall manufacture the Goods for sale to the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, WITNESSETH THAT FOR AND IN CONSIDERATION OF THE PREMISES AND OF THE MUTUAL PROMISES AND COVENANTS HEREIN CONTAINED THE PARTIES HERETO AGREE AS
FOLLOWS:

ARTICLE 1 PREAMBLE

1.1 The above preamble hereto shall be deemed to form part of this Agreement as if incorporated in the body hereof.

ARTICLE 2 DEFINITIONS

2.1 "Akro Contract" means the contract entered into between the Company and Akro on the 26th day of November 1998, a copy of which is annexed hereto as Appendix I.

2.2 The term "Manufacturer", as used herein shall, unless the context of this Agreement necessarily requires otherwise, include not only The Tirex Corporation Canada Inc., but also The Tirex Corporation, a Delaware corporation with offices at 740 St. Maurice St., Montreal, Quebec, H3C 1L5, and all other corporations, partnerships and such other entities now or in the future control by, under common control with, or in control of The Tirex Corporation, jointly and severally.

ARTICLE 3 EXCLUSIVE DEALINGS

3.1 The Manufacturer shall manufacture the Goods exclusively for the Company using the tooling and molds provided to the Manufacturer by the Company from time to time in accordance with the samples which the Manufacturer has heretofore delivered to the Company and which the Company acknowledges as having been accepted and approved and, in accordance with such other samples as may be approved by the Company from time to time in the future.

3.2 The Company shall purchase exclusively from the Manufacturer such quantities of the Goods as shall satisfy all of the Company's requirements for resale during the term of this Agreement both with respect to the Akro Contract as well as all other customers of the Company. The following sales goals are estimates for planning purposes only and reflect the quantities which the Company anticipates that it will be obliged to deliver to Akro in accordance with the terms of the Akro Contract and reflecting the prices which the Company shall be charging to Akro. Such sales goals do not however reflect the Company's requirements for sales to parties other than Akro and which, for greater certainty, are hereby declared to be subject to all of the provisions of this Agreement unless the context hereof clearly indicates the contrary.


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                Calendar Year                      Amount - U.S. Dollars
                -------------                      ---------------------

                    l999                               $1,525,000
                    2000                                3,000,000
                    2001                                5,000,000
                    2002                                7,500,000
                    2003                                7,500,000

        The Manufacturer acknowledges that it has taken cognizance of the provisions of paragraph 5 of the Akro Contract which not only sets forth the sales goals of such contract, but also the consequences of the failure to meet a sales goal thereunder. The Manufacturer acknowledges that if Akro fails to meet a sales goal as set forth in paragraph 5 of the Akro Contract, and is consequently given an extension of six (6) months to cure a shortfall, that the sales goals set forth above may be modified accordingly. It is expressly understood that the failure of the Manufacturer to meet a sales goal shall not constitute a default by the Manufacturer under this Agreement.

3.3     The  Company's   obligations  to  purchase  all  of  such   requirements
        exclusively from the Manufacturer  shall be subject to the provisions of
        Section 5.6 hereof.

3.4 The Manufacturer shall sell exclusively to the Company all of the Goods manufactured by the Manufacturer during the term of this Agreement.

3.5 The Company shall have the right to determine the quantity of the Goods which the Manufacturer is obliged to manufacture in virtue of this Agreement provided that in the event that such quantity exceeds by more than twenty-five percent (25%) the minimums specified above, the Company shall give not less than ninety (90) days notice of such additional requirements. The Manufacturer's obligations to supply such additional requirements, and all other obligations of the Manufacturer hereunder relating to delivery schedules and quantities shall be subject to the fulfilment by the Company in a timely manner of its obligations under this Section 3.5 and Sections 4.1.1 and 5.5 below.

ARTICLE 4 OBLIGATIONS OF THE COMPANY

4.1     It shall be the obligation of the Company to do all of the following:

        4.1.1 to supply, without charge to the Manufacturer, all tooling and molds which may be required by the Manufacturer in order to manufacture the Goods, it being understood that such tooling and molds shall remain the property of the Company. The obligation of the Company to supply such tooling and molds shall be fulfilled in a timely manner so as not to impede the ability of the Manufacturer to fulfil its obligations under Article 3 within the required time frame;


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        4.1.2   to actively promote the sale and marketing of the Goods;

        4.1.3 to make all decisions in its reasonable discretion conceding credit to customers of the Goods and to collect all proceeds of sale;

ARTICLE 5 LICENSE

5.1 The Company hereby grants to the Manufacturer an exclusive license throughout the term of this Agreement to use, develop and improve any and all molding equipment based upon the Proprietary Designs but subject to the rights of Akro with respect thereto.

5.2 The Manufacturer shall pay to the Company a license fee of SEVENTY THOUSAND CANADIAN DOLLARS ($70,000.00 Canadian), as follows:

        5.2.1 The sum of THIRTY THOUSAND DOLLARS ($30,000.00) upon the execution of this Agreement; and

        5.2.2 A further sum of FORTY THOUSAND DOLLARS ($40,000.00) which shall be paid by the Manufacturer on behalf of the Company directly to the Company's employee Sean Khodadad, at the rate of Ten Thousand Dollars ($10,000.00) per month in advance, commencing with the date of the signature of this Agreement, it being understood that the said Sean Khodadad shall assist the Manufacturer in setting up its manufacturing facility and that all of the expenses of the said Sean Khodadad during such period shall be paid by the Manufacturer as well, on a reasonable basis.

5.3 It shall be the obligation of the Manufacturer to manufacture the Goods in a timely manner in accordance with the standards necessary and desirable for the purposes of this Agreement and in such quantities as shall be required to meet the demand of the Company's customers in the Territory (unless such quantities exceed the manufacturing capacity of the Manufacturer). The Goods shall be manufactured in accordance with the samples annexed hereto as Appendix II;

5.4 The Manufacturer acknowledges that its manufacturing capacity is, or shortly shall be sufficient to meet the Company's delivery obligations under the Akro Contract and more particularly the delivery schedule set forth in Exhibit D thereof. Furthermore, the Manufacturer undertakes that it will be in a position to supply ten thousand (10,000) mats per week on or before February 15th, 1999, and twenty thousand (20,000) mats per week by March 15th, 1999. Failure by the Manufacturer to comply with such undertaking shall entitle the Company to demand a penalty of Twenty Thousand Dollars ($20,000.00) for each week of delay up to a maximum of four (4) weeks. Should such delay exceed four (4) weeks, the Company shall have the option to terminate this Agreement by simple notice to the Manufacturer.


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5.5     The  Manufacturer  shall  have  the  right to  cause  its  manufacturing obligations to be performed, in part, by third parties, with the consent of the Company, which shall not be unreasonably withheld, and subject to the proviso that the Manufacturer and such third party shall be jointly and severally liable for the fulfilment of all obligations hereunder relating to the manufacture of the Goods to the extent that the manufacture of such Goods is carried out by such third party, and with the future proviso that the Company shall receive a written undertaking from the Manufacturer and such third party confirming the foregoing at the time that such consent is requested. The obligations of the Company to provide tooling and molds to the Manufacturer shall apply as well to any such third party.

5.6 In the event that the Manufacturer is unable to supply any additional needs of the Company then the Company within the time frame of this Agreement and\or within the time frame of the Akro Contract, the Company shall be free to purchase Goods elsewhere to the extent of the shortfall.

5.7 It shall be the responsibility of the Manufacturer to pay the cost of purchasing and\or leasing all of the machinery or equipment required for the manufacture of the Goods other than tooling and molds referred to above, it being understood that such machinery and\or equipment shall be and remain the property of the Manufacturer or the lessor of same.

ARTICLE 6 TERM OF AGREEMENT

6.1 The term of this Agreement shall commence as at January 1st, 1999, and shall continue for a period of FIVE (5) YEARS, unless terminated earlier in accordance with the provisions hereof. The Company shall have the option to extend the term of this Agreement for a further period of three (3) years by giving notice of such extension to the Manufacturer not later than December 31st, 2002, and a further option to extend this Agreement for a subsequent term of three (3) years by giving notice to the Manufacturer not later than December 31st, 2005.

ARTICLE 7 PRICE AND PAYMENT

7.1 The price payable by the Company for the Goods shall consist of the aggregate of:

        7.1.1 the manufacturing costs ("Manufacturing Costs") of the Goods, as indicated in Appendix I hereof. Said Manufacturing Costs have been agreed by the parties and include the overhead of the Manufacturer which is comprised only of the items listed in Appendix II hereof; plus

        7.1.2 the cost of shipping the Goods to the warehouse of the Company's customer including, if applicable, duties, brokerage fees and charges of like nature ("Shipping Costs"); plus


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        7.1.3   forty-five percent (45%) of the profits as hereinafter  defined.
                The term "profits" shall mean the resale price charged by the Company to its customers as set forth in the Company's invoices (excluding sales taxes, value added taxes, and other items of like nature which are charged to such customers and remitted by the Company to the taxing authorities); minus the Manufacturing Costs and Shipping Costs of the Goods in question.

        Such price shall be paid by the Company to the Manufacturer in accordance with the provisions of Section 7.3 below. For purposes of this Agreement the term "profits" shall mean the total resale price charged by the Company to Akro under the terms of the Akro Contract and as set forth in the Company's invoices to Akro minus the Manufacturing Costs, which Manufacturing Costs shall be calculated as follows:

                7.1.2.1 The costs listed on Appendix I shall remain in force for a period of twelve (12) months from the date of commencement of this Agreement. Thereafter, in the event that the Manufacturer is desirous of increasing the amounts specified in Appendix I, it may only do so upon at least one hundred and eighty (180) days notice to the Company. Any such increase in cost must be based upon an actual increase in the out-of- pocket costs to the Manufacturer of producing the Goods, including actual increases in the out-of-pocket costs to the Manufacturer of only those items of overhead list on Appendix IV hereof and no others, and any new costs so determined shall again remain in force for a period of at least twelve (12) months. The Manufacturer reserves the right to negotiate with the Company in good faith to increase its prices for other legitimate reasons, it being understood however that no such increase shall be effected unless it can be passed on to the customers of the Company, with a reasonable markup, so that the Company participates in the profits derived from such increase.

7.2 In the event of a dispute concerning the justification of a price increase the matter shall be submitted to arbitration by a single arbitrator who is a partner in a major international accounting firm which has an office in Montreal and to be selected by agreement of the parties, and failing such agreement by a Judge of the Superior Court for the District of Montreal.

7.3 The Company shall provide to the Manufacturer a copy of each purchase order which the Company receives from its customers ("Customer Purchase Order"), and upon which each purchase order from the Company to the Manufacturer


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        ("IM(2) Purchase  Order") is based.  The Manufacturer  shall invoice the
        Company for the price of the Goods calculated in the manner set forth above in Section 7.1. In calculating the Profits portion of such purchase price foreign currency received by the Company shall be valued in Canadian dollars based upon the actual conversion of such dollars made by the Company at its bank in Montreal at the time that the Company receives payment of such foreign currency, or if no such conversion is made by the Company, at the value which the Company would have received if such funds had been converted to Canadian dollars on the date that the Company received payment. The terms of payment of the IM(2) Purchase Order shall be one percent (1%),(ten [10] days net), forty-five (45) days from delivery to customers warehouse.

7.4 Losses resulting from bad debts shall be absorbed by the Company and shall not be taken into account in the calculation of profits.

ARTICLE 8 DELIVERY

8.1 All Goods shall be delivered by the Manufacturer in accordance with whatever delivery schedule has been mutually agreed upon by the parties in writing unless caused by default of the Company to meet its obligations under Section 3.5 hereof, if the Manufacturer fails to deliver the Goods in accordance with the delivery schedule the Company shall be entitled to:

        8.1.1 partially cancel the applicable order as to the affected Goods and require Manufacturer to deliver all available Goods; or

        8.1.2   cancel the applicable order for default; or

        8.1.3 maintain the applicable order, accept late delivery and recover amounts paid by the Company in connection with the failed transaction as a direct consequence of such failure.

ARTICLE 9 ORDERS

9.1 Subject to the terms and conditions hereof, Manufacturer shall accept any order for Goods from the Company or other party which, by mutual agreement of the parties hereto, is entitled to order Goods hereunder. Any terms and conditions in any such orders that are inconsistent with or in addition to the terms and conditions hereof shall not be binding upon Manufacturer unless Manufacturer expressly accepts them in writing. Manufacturer is not authorized to ship any Goods unless and until an order has been issued therefor. Subject to the terms and conditions of
        Section 7.1.2.1 above, any preparation or work performed by Manufacturer prior to receipt of an order shall be at Manufacturer's expense.

ARTICLE 10 PACKING, MARKING AND CUSTOM INVOICES


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10.1    The  packaging  for the Goods shall  conspicuously  state that the Goods have been designed by the Company and they shall bear such trademarks as are designated by the Company in a manner, style, size and colour determined and specified by the Company in writing. Any and all other notations or markings of any kind shall be subject to the prior written approval of the Company bearing in mind the provisions of the Akro Contract. Subject to the foregoing, the Manufacturer shall not be identified in any respect on the Goods, or on any packaging materials associated therewith. All shipments shall be suitably packed, marked and
        shipped  in  accordance  with  all  requirements   stated  herein,   all
        applicable laws, regulations, codes and other governmental requirements and all requirements of the applicable carrier. A separate delivery sheet on each local shipment is required, regardless of whether deliveries of two or more shipments are made at the same time. Packing slips must accompany each shipment and Manufacturer shall provide
        duplicate  invoices  for  each  shipment.   Subject  to  the  terms  and
        conditions of Section 7.1.2.1 Manufacturer shall bear the cost of all boxing, packing and crating. Each shipping container shall be marked, and each packing slip and invoice shall be written in the English language, all in accordance with the Company's written instructions. Prior to any exportation, one copy of the required customs invoice shall be enclosed in a waterproof envelope or wrapper clearly marked "customs invoice" and securely attached to the outside of the shipping container
        except  as   specifically   authorized   by  the   Company  in  writing,
        Manufacturer shall not make any use of any trade names, trademarks or any other proprietary information materials or rights of the Company.

ARTICLE 11 INSPECTION

11.1 The Company shall be allowed (but not obligated) to inspect the Goods and reject any portion thereof that fails to conform to this Agreement. As reasonably requested by the Company, the Company shall also be entitled (but not obligated) to visit Manufacturer's premises during ordinary business hours to conduct inspections of the Goods and observe Manufacturer's testing of the Goods. The parties acknowledge and agree that any inspection of the Goods by the Company is not likely to result in any determination as to whether the Goods conform to the requirements of this Agreement (i.e. that they are consistent with the samples provided to the Company). The Company shall have all remedies provided by applicable law in connection with any nonconforming Goods.

ARTICLE 12 WARRANTY

12.1 Manufacturer warrants that the Goods as delivered shall conform to all samples supplied by Manufacturer, will not degrade in any material respect, and will be merchantable and fit for their intended purposes and comply with all applicable laws, regulations and standards. The warranties shall remain in effect as provided in Exhibit F of the Akro Contract. There are no other warranties of any kind not specified or referenced herein or in separate written agreement of the parties.


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12.2    In the event any of the Goods  fail at any time  during  the  applicable warranty period to meet the foregoing requirements, the Company may, at its option:

        12.2.1 require Manufacturer at its own expense to make such adjustments or replacements as may be necessary to meet the reasonable requirements of the Company's customer;

        12.2.2 elect to accept or retain any such Goods, subject to appropriate adjustment to the purchase price of the goods;

        12.2.3  pursue any other remedy provided by applicable law.

        In any event, Manufacturer shall promptly reimburse the Company for any and all direct loss, damage and expenses incurred as a result of the delivery and\or use of such nonconforming Goods.

ARTICLE 13 TRADE MARKS AND DESIGNS

13.1 All trade marks and designs used by the Company in the description of the Goods shall remain the property of the Company or its distributors, other than the mark "Rutex" which is and shall remain the property of the Manufacturer.

ARTICLE 14 CONFIDENTIALITY

14.1 Each of the parties hereto agree to keep all of the terms of the present Agreement confidential unless it is exempted from so doing in writing by the other party except to the extent required by the U.S. Securities laws, Manufacturer shall not advertise or publicize the fact that the Company is using Manufacturer's services, or has contracted for the purchase of the Goods from Manufacturer without first obtaining the Company's consent, which shall not be unreasonably withheld. Any know-how, information or materials which either party has heretofore disclosed or hereafter discloses to the other shall at all times be deemed the confidential and proprietary information of the party disclosing such matter and shall be kept confidential by the other party, and shall not be used or disclosed by the other party for any purpose other than the performance of such other party's obligation pursuant to this Agreement. Confidential and proprietary information shall not be deemed to include know-how, information or materials which are generally available to the public at the time of disclosure.

ARTICLE 15 TOOLING

15.1 At all times full and complete ownership rights relative to the tooling referenced or described in Exhibit "B" (the "Tooling"), shall be in accordance with the provisions of the Akro Contract. No ownership rights are conferred upon Manufacturer by virtue of this Agreement or the arrangements referred to herein. Manufacturer shall not encumber the Company's property in any way or subject


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        the same to any claim,  levy,  attachment,  lien or other  proceeding or process affecting, limiting or challenging in any way the Company's ownership rights except in the event of non-payment of the Company's obligations towards the Manufacturer.

15.2 Manufacturer agrees that it shall not use the Tooling for any purpose other than those directly relating to the manufacture and supply of the Goods for the Company, without the prior written consent of the Company.

15.3    Subject  to the  terms  and  conditions  of  Section  15.1  above,  upon termination of this Agreement, including the expiration of any applicable notice period, Manufacturer shall allow the Company or its authorized contractor full access to Manufacturer's facilities for purpose of disassembling and removing the Tooling.

ARTICLE 16 TERMINATION

16.1 Either party may terminate this Agreement at any time for cause provided that the terminating party notifies the other party of the cause and gives such party sixty (60) days in which to effect a cure. If such cure is not reasonably acceptable to the terminating party, or if such cure is not effected within the aforementioned sixty (60) day period, then the termination shall be effective immediately following such sixty (60) day period. Termination for cause shall include but not be limited to the following causes:

        16.1.1 any material breach of this Agreement by the non-terminating party; or

        16.1.2 the filing of a bankruptcy petition by or against the non-terminating party, the appointment or application for a receiver, examiner or custodian with respect to the non-terminating party's assets and liabilities, or the making of an assignment for the benefit of creditors or other agreement relating to the liquidation of all or substantially all of the non- terminating party's assets; or

        16.1.3 the making of any material misrepresentation by the non-terminating party to the other party; or

        16.1.4 the persistent and unjustified failure of the Manufacturer to deliver Goods in accordance with any agreed upon delivery schedule;

        16.1.5 the parties failing to agree on price, after good faith negotiations, of all styles within the product line comprising the Goods;


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16.2    In addition, the Company,  subject to the provisions of Section 3.5, may terminate any order or any part of any order in the event that:

        16.2.1 the Goods comprised therein are defective or otherwise do not conform to this Agreement; or

        16.2.2 Manufacturer fails to deliver any Goods in accordance with any agreed upon delivery schedule.

        Further, the Company may terminate its distribution of any style in the product line on thirty (30) days prior notice to Manufacturer if the Company reasonably determines that its profits margin or sales applicable to such styles in the product line are not adequate. Any such termination of a style by the Company shall not give rise to any remedies for the Manufacturer or otherwise affect any rights of the parties under this Agreement.

ARTICLE 17 PRODUCT WARNINGS

17.1 Manufacturer agrees to supply the Company with written MSDS date and applicable product warnings applicable to the Goods, including, but not limited to use instructions, guidelines and restrictions.

ARTICLE 18 TECHNICAL ADVICE

18.1 Technical advice furnished by either party in connection with the obligations of the other party shall be based upon information believed to be reliable, but neither party shall assume any obligation or liability for such advice or the results obtained by the other party in reliance thereon.

ARTICLE 19 INDEMNIFICATION

19.1 Manufacturer hereby agrees to defend, indemnify and hold harmless the Company, its successors and assigns, from and against any and all losses, liabilities, claims, actions, judgments, damages and expenses, including, without limitation, reasonable attorneys' fees arising out of or in connection with:

        19.1.1 the manufacture or use of the Goods, including, but not limited to any defective condition of the Goods;

        19.1.2  any breach of this Agreement by Manufacturer; or

        19.1.3 any act or omission by Manufacturer, its employees, agents or contractors.

19.2 The Company hereby agrees to defend, indemnify and hold harmless Manufacturer, its successors and assigns from and against any and all losses,


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        liabilities,   claims,   actions,   judgments,   damages  and  expenses,
        including, without limitation, reasonable attorneys' fees arising out of or in connection with:

        19.2.1 the Company's failure to meet its obligations towards its customers in connection with any breach of this Agreement by the Company; or

        19.2.2 any act or omission by the Company, its employees, agents or contractors; or

        19.2.3  claims of design or patent infringement on molds or tooling.

ARTICLE 20 REMEDIES

20.1 In the event of any failure of performance hereunder, the non-defaulting party shall have all rights and remedies contained herein, together with any and all rights and remedies provided at law and/or in equity.

ARTICLE 21 NOTICE

21.1 Except as otherwise expressly set forth in this Agreement, all notices required to be given or delivered hereunder shall be in writing and shall be deemed to have been given when delivered personally, or by documented courier delivery service, or sent by facsimile with confirmation of receipt by the addressee. Notices shall be sent to the addresses listed below, unless and to the extent that other addresses are given by the parties in conformance herewith:

                If to Manufacturer:

                     The Tirex Corporation Canada Inc.
                     740 St. Maurice Street
                     Suite 201
                     Montreal, Quebec H3C 1L5
                     Attn: Mr. Terry Byrne
                     Fax:   (514) 878-9847

                If to The Company:

                     IM(2) Merchandising & Manufacturing Inc.
                     60 Morgan Road
                     BAIE D'URFE QC H9X 3A4
                     Attn: Mr. David Sinclair
                     Fax: (514) 426-1507

ARTICLE 22 LANGUAGE

22.1 The parties agree that this Agreement may be translated into other languages for ease of administration, but that as between the parties hereto the English version


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        of this Agreement shall for all intents and purposes be controlling. Les parties conviennent et acceptent que le present contrat soit redige dans la langue anglaise et acceptent qu'il soit traduit en d'autres langues pour des fins d'administration. Toutefois, entre les parties, la version anglaise du present contrat doit dans tous les cas avoir preseance.

ARTICLE 23 INSURANCE

23.1 At all times during the term of this agreement, Manufacturer shall maintain in full force and effect, at Manufacturer's sole cost and expense, comprehensive public liability insurance coverage and products liability insurance coverage against claims for personal injury, death or property damage in limits of not less than $3,000,000.00 per occurrence for bodily injury and not less than $1,000,000.00 per occurrence for property damage, or such other minimum limits as the Company shall reasonably request in writing. All insurance shall be obtained from companies licensed to do business in the Territory reasonably acceptable to the Company. All insurance policies shall require sixty (60) days prior notice to the Company of cancellation or other material change in coverage. All insurance policies shall name the Company as an additional insured and Manufacturer shall provide to the Company a certificate of insurance coverage issued by an applicable insurance carriers upon request.

ARTICLE 24 RELATIONSHIP OF PARTIES

24.1 The parties acknowledge and agree that they are independently contracting parties and that no joint venture, partnership or incorporated association is established hereby. Except as otherwise expressly stated herein, any costs, liabilities and/or obligations incurred by a party in connection with the manufacture, sale and purchase of the Goods shall be borne solely by such party. Neither party is the agent of the other party and neither party shall take any action on behalf of the other party in any agency capacity.

ARTICLE 25 COUNTERPARTS

25.1 This Agreement may be executed in one or more counterparts, any one of which need not contain the signature of more than one party, but all counterparts taken together shall constitute one and the same Agreement.

ARTICLE 26 SEVERABILITY WAIVER

26.1 Whenever possible each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be prohibited or invalid under applicable law by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. No delay by either party in


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        exercising any right or remedy under this  Agreement  shall operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

26.2

26.3

26.4

26.5

26.6

26.7

26.8

ARTICLE 27 SURVIVAL

27.1 The provisions of Section hereof shall survive any termination of this Agreement.

ARTICLE 28 GOVERNING LAW

28.1 This Agreement shall be governed by and construed under the internal laws of the Province of Quebec without giving effect to principles of conflict of laws thereof.

ARTICLE 29 ENTIRE AGREEMENT

29.1 This Agreement shall constitute the entire agreement of the parties and supersedes all prior agreements, oral or written, relating to the sale and purchase of the Goods on or after the effective date hereof. The parties agree to be bound by the terms and conditions hereof and all specifications and documents referenced herein or attached hereto. Except as expressly provided herein, this Agreement may be modified only in writing signed by both parties. Any attempted acknowledgment of an order containing terms and conditions inconsistent with or in addition to the terms and conditions hereof shall not be binding upon either party. No waiver of any of the terms or conditions hereby shall be effective unless made in writing signed by both parties.


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IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED AND DELIVERED THIS AGREEMENT
AS OF THE DATE FIRST ABOVE WRITTEN.

                                             IM(2) MERCHANDISING &
                                             MANUFACTURING INC.

                                             By/s/ David Sinclair
                                               ---------------------------------
                                             Title President

                                             THE TIREX CORPORATION CANADA INC.

                                             By/s/ Terence C. Byrne
                                               ---------------------------------
                                             Title President


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